Exhibit (d)(xii)(B)

Amended And Restated

Schedule A

Dated December 30, 2016

to the

Investment Advisory Agreement Dated November 2, 2010

between

FundVantage Trust and Gotham Asset Management, LLC

Series of FundVantage Trust	Effective Date

Gotham Absolute Return Fund	August 28, 2012
Gotham Enhanced Return Fund	May 30, 2013
Gotham Neutral Fund	August 30, 2013
Gotham Absolute 500 Fund	July 25, 2014
Gotham Enhanced 500 Fund	December 31, 2014
Gotham Total Return Fund	March 30, 2015
Gotham Index Plus Fund	March 30, 2015
Gotham Institutional Value Fund	December 31, 2015
Gotham Hedged Plus Fund	March 30, 2016
Gotham Absolute 500 Core Fund	September 30, 2016
Gotham Enhanced 500 Core Fund	September 30, 2016
Gotham Index Core Fund	September 30, 2016
Gotham Hedged Core Fund	September 30, 2016
Gotham Neutral 500 Fund	September 30, 2016
Gotham Defensive Long Fund	September 30, 2016
Gotham Defensive Long 500 Fund	September 30, 2016
Gotham Enhanced S&P 500 Index Fund	December 30, 2016

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule A to be executed in its name and on its behalf by its duly authorized representative as of December 30, 2016.

Fund Vantage Trust

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

Gotham Asset Management, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO

Amended And Restated Schedule B

Dated December 30, 2016

to the

Investment Advisory Agreement Dated November 2, 2010

between

FundVantage Trust and Gotham Asset Management, LLC

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date

Gotham Absolute Return Fund	2.00% (200 basis points)	August 28, 2012
Gotham Enhanced Return Fund	2.00% (200 basis points)	May 30, 2013
Gotham Neutral Fund	2.00% (200 basis points)	August 30, 2013
Gotham Absolute 500 Fund	1.35% (135 basis points)	September 1, 2016
Gotham Enhanced 500 Fund	1.35% (135 basis points)	September 1, 2016
Gotham Index Plus Fund	1.00% (100 basis points)	December 7, 2015
Gotham Total Return Fund	2.00% (200 basis points)*	March 30, 2015
Gotham Institutional Value Fund	0.80% (80 basis points)	December 31, 2015
Gotham Hedged Plus Fund	1.00% (100 basis points)	March 30, 2016
Gotham Absolute 500 Core Fund	1.00% (100 basis points)	September 30, 2016
Gotham Enhanced 500 Core Fund	1.00% (100 basis points)	September 30, 2016
Gotham Index Core Fund	0.70% (70 basis points)	September 30, 2016
Gotham Hedged Core Fund	0.70% (70 basis points)	September 30, 2016
Gotham Neutral 500 Fund	1.35% (135 basis points)	September 30, 2016
Gotham Defensive Long Fund	2.00% (200 basis points)	September 30, 2016
Gotham Defensive Long 500 Fund	1.35% (135 basis points)	September 30, 2016
Gotham Enhanced S&P 500 Index Fund	0.50% (50 basis points)	December 30, 2016

* Assets invested in other mutual funds advised by Gotham shall be excluded from the Gotham Total Return Fund’s average daily net assets for purposes of calculating the advisory fee.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amended and Restated Schedule B to be executed in its name and on its behalf by its duly authorized representative as of December 30, 2016.

Fund Vantage Trust

By:	/s/ Joel L. Weiss
Name:	Joel L. Weiss
Title:	President and Chief Executive Officer

Gotham Asset Management, LLC

By:	/s/ Louis LaRocca
Name:	Louis LaRocca
Title:	General Counsel & CCO